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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  January 18, 2005
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                          TL Administration Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-21003                                           11-3317986
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(Commission File Number)                       (IRS Employer Identification No.)

c/o Alix Partners
9 West 57th Street, Suite 1640
New York, NY                                                          10019
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (212) 490-2500
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 Regulation FD Disclosure.

     As previously disclosed, on September 4, 2003, TL Administration Corporation (f/k/a Twinlab Corporation) ("Holdings"), TL Administration Inc. (f/k/a Twin Laboratories Inc.) and TL Administration (UK) Ltd. (f/k/a Twin Laboratories (UK) Ltd.) (collectively the "Companies" or the "Debtors") commenced voluntary cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court"). These chapter 11 cases are being jointly administered under chapter 11 case number 03-15564 (CB) and are pending before the Honorable Cornelius Blackshear.

     In addition, on September 4, 2003, the Companies entered into that certain asset purchase agreement with IdeaSphere, Inc. ("IdeasSphere), pursuant to which the Companies sold substantially all of their assets (the "Asset Purchase Agreement"). The sale closed on December 19, 2003, effective as of December 9, 2003. In connection with the sale, the Debtors obtained an order from the Court authorizing them to change their names. Twinlab Corporation changed its name to TL Administration Corporation, Twin Laboratories Inc. changed its name to TL Administration Inc. and Twin Laboratories (UK) Ltd. changed its name to TL Administration (UK) Ltd.

     The Debtors continue to operate as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     On January 18, 2005, the Companies filed with the Court their required Monthly Operating Reports for the month ended December 31, 2004 in a form prescribed by the Office of the United States Trustee of the Department of Justice for the Southern District of New York. A copy of the Monthly Operating Reports for each of the companies is attached hereto as Exhibits 99.1 to 99.3. This Current Report (including the Exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

     The Companies' informational filings with the Court, including these Monthly Operating Reports, are available to the public at the office of the Clerk of the Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Monthly Operating Reports may be available electronically, for a fee, through the Court's Internet world wide web site, whose address is www.nysb.uscourts.gov.

ITEM 8.01 Other Events.

     In accordance with the terms of the Asset Purchase Agreement and its amendments, IdeaSphere had 60 days from December 19, 2003 to deliver a calculation of the closing working capital to the Companies and the Companies had 60 days from December 19, 2003 to deliver a calculation of the Adjustment Statement (as defined in the Asset Purchase Agreement) reflecting the Interim Period Adjustments (as defined in the Asset Purchase Agreement) to IdeaSphere. Each party had 30 days to review the respective calculation and either accept or dispute such amount. The post-closing adjustments and working capital adjustments have been agreed to and settled on a net basis requiring IdeaSphere to make a payment of $806,343 to the Companies and

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release a $500,000 escrow set aside for working capital. IdeaSphere made payment of $806,343 in November 2004 and the $500,000 working capital escrow was released to the Companies in December 2004.

     On September 25, 2003, the Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and TL Administration Inc. as the borrower, with TL Administration Corporation as the guarantor. The DIP Facility was collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, a junior lien on certain assets that had previously been subject to a lien by other parties, and a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Companies (the "Guarantors"). The $15 million letter of credit was drawn, and on December 22, 2003, the proceeds were remitted into the Companies' possession. An adversary proceeding was commenced by the Official Committee of Unsecured Creditors against certain former officers and directors of the Companies seeking, among other things, to subordinate their claim relating to the letter of credit and for other damages (the "Adversary Proceeding"). In November 2004, the Companies and all parties associated with the Adversary Proceeding compromised and settled this dispute. The settlement calls for, among other things, the Guarantors to have a secured claim in the Debtors' bankruptcy cases that shall be deemed allowed in the amount of $8.5 million, together with all interest actually earned on the full amount of the proceeds of the Guarantors' $15 million letter of credit on account of the investment by the Debtors of such proceeds. The $8.5 million principal amount of the allowed secured claim is an agreed compromise of the $15 million secured claim arising in favor of the Guarantors under the "Reimbursement and Security Agreement No. 2", dated April 6, 2001. The settlement is conditioned upon payment by the Companies' insurer of $3.5 million to the Debtors' estates in full and final settlement and satisfaction of, among other things, certain claims (as defined in the agreement). Upon receipt of payment by the Companies of the $8.5 million, each of the proofs of claim submitted by the Guarantors shall be withdrawn. The compromise and settlement agreement has been executed by all relevant parties, and Court approval was received in January 2005.

     In November 2004, the Court authorized the Debtors to enter into a settlement of a class action lawsuit and a derivative action against certain of the Companies' directors filed in June 2001. The class action lawsuit had been filed on behalf of a putative class of similarly situated persons who purchased securities of Holdings between April 27, 1999 and November 15, 2000, and alleged violations of federal securities laws through dissemination of materially false and misleading financial statements and press releases concerning Holdings' financial condition and prospects. The shareholders' derivative action alleged violations of fiduciary duties owed to Holdings by certain directors of Holdings. In connection with the settlement of both cases, $125,000 of liabilities subject to compromise will be paid in full. The remaining settlement funds will be paid by the Companies' insurers.

     Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor

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shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Cautionary Statements Regarding Financial and Operating Data

     The Companies caution investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, as they were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of the Debtors, or any other affiliate of the Companies. The Monthly Operating Reports were not audited or reviewed by independent accountants, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Companies securities, the Monthly Operating Report is complete. The Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in the Companies' reports pursuant to the Exchange Act, and such information might not be indicative of the Companies' financial condition or operating results for the period that would be reflected in the Companies' financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

     Cautionary Statement Regarding Forward-Looking Statements

     This Current Report and exhibits hereto may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements could be subject to risk and uncertainty that exist in the operations of the Companies and the business environment that could render actual outcomes and results materially different from those predicted. These risks and uncertainties include, without limitation and in no particular order, the following factors as well as risks and uncertainties disclosed in TL Administration Corporation's filings with the Securities and Exchange
Commission: (i) changes in law and regulations; (ii) adequacy and availability of insurance coverage; (iii) the effect of adverse publicity regarding nutritional supplements; (iv) exposure to and expense of resolving and defending product liability claims and other litigation; (v) lack of available product liability insurance for ephedra-containing products; and (vi) the impact of filing for Chapter 11 under the U.S. bankruptcy laws.

     Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Companies may have no control or influence, and should not be viewed as providing any assurance regarding the Companies' future performance. Actual results and performance may differ from the Companies' current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Companies' business, financial condition, results of operations, liquidity or prospects. Additionally, the Companies are not obligated to make public indication of changes in its forward-looking statements unless required under applicable disclosure rules and regulations.


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ITEM 9.01 Financial Statements and Exhibits.

(c)      Exhibits

               99.1 TL Administration Corporation - Monthly Operating Report for
                    the month ended December 31, 2004

               99.2 TL Administration Inc. - Monthly Operating Report for the
                    month ended December 31, 2004

               99.3 TL Administration (UK) Ltd. - Monthly Operating Report for
                    the month ended December 31, 2004

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2005                        TL ADMINISTRATION CORPORATION
                                               (registrant)


                                               By:  /s/ Denis O'Connor
                                                  ------------------------------
                                                  Name: Denis O'Connor
                                                  Its: Vice President

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                                  EXHIBIT INDEX


Exhibit No.      Description
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99.1             TL Administration Corporation - Monthly Operating Report for
                 the month ended December 31, 2004

99.2 TL Administration Inc. - Monthly Operating Report for the month ended December 31, 2004

99.3 TL Administration (UK) Ltd. - Monthly Operating Report for the month ended December 31, 2004

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